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                                                                  Exhibit 3.1(h)

                          CERTIFICATE OF INCORPORATION

                                       OF

                           JLG ACQUISITION CORPORATION


                                   ARTICLE I

       The name of the Corporation is JLG ACQUISITION CORPORATION.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

       The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

                                  ARTICLE III

                                CORPORATE PURPOSE

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

       The total number of shares of capital stock that the Corporation shall have authority to issue is ten thousand (10,000) shares, which shall be shares of Common Stock with the par value of one cent ($.01) each.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the capital stock of the Corporation.

       1. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

       2. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

       3. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.


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                                   ARTICLE V

                      RESERVATION OF RIGHT TO AMEND BYLAWS

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

                                   ARTICLE VI

                              ELECTION OF DIRECTORS

       The election of directors need not be conducted by written ballot except and to the extent provided in the bylaws of the Corporation.

                                  ARTICLE VII

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                                  AND CREDITORS

       Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII

                             LIMITATION ON LIABILITY

       To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal, modification or amendment of the provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of

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this Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal, modification or amendment.

                                   ARTICLE IX

                                 INDEMNIFICATION

       Section 1. Discretionary Indemnification. Every person who was or is an officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, or any other person connected with the business of the Corporation who the board of directors may designate, may, in the discretion of the board of directors, be indemnified by the Corporation against all liability and expenses actually and reasonably incurred by such person in connection with or resulting from any action, suit or proceeding in which such person may become involved, as a party or otherwise, by reason of such person's having been or being an officer, employee or agent of the Corporation or a director, officer, employee or agent of such other corporation, partnership, joint venture, trust or other enterprise, or by reason of such person's connection with the business of the Corporation (including, without limitation, any suit brought by or in the name of the Corporation to recover an advancement of expenses made by the Corporation pursuant to an undertaking or otherwise), provided (a) that such action, suit or proceeding is prosecuted to a final determination and such person defends successfully on the merits or otherwise or, (b) in the absence of such a final determination in such person's favor, that the Corporation determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. The determinations contemplated by subclause
(b) of the proviso clause of the preceding sentence shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the board of directors by a majority vote of the directors not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(iv) by the stockholders. If a person meets the requirements set forth in the proviso clause of the first sentence of this Section 1 with respect to some matters in an action, suit or proceeding, but not with respect to others, he may be entitled to indemnification as to the former. The provisions of this Section 1 are in addition to, and not by way of limitation of, the provisions of Sections 2 and 3 of this Article IX.

       Section 2. Mandatory Indemnification in General. To the extent that a former or present Qualifying Person or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IX, or in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by such person to enforce a right to indemnification or to advancement of expenses hereunder, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. The provisions of this Section 2 are in addition to, and not by way of limitation of, the provisions of Sections 1 and 3 of this Article IX.

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       Section 3. Mandatory Indemnification of Qualifying Persons. Every person who was or is a Qualifying Person of the Corporation shall be indemnified by the Corporation against all liability and expenses actually and reasonably incurred by such person in connection with or resulting from any action, suit or proceeding in which such person may become involved, as a party or otherwise, by reason of such person's having been or being a Qualifying Person, or by reason of such person's connection with the business of the Corporation, provided that the Corporation determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Notwithstanding the provisions of the foregoing sentence, except as provided in
Section 2 of this Article IX with respect to actions, suits and proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall be required to indemnify a Qualifying Person in connection with an action, suit or proceeding (or part thereof) initiated by such Qualifying Person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors. The determinations contemplated by the proviso clause of the first sentence of this Section 3 shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by the board of directors by a majority vote of the directors who are not parties to such action, suit or proceedings, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. If a Qualifying Person meets the requirements set forth in the proviso clause of the first sentence of this Section 3 with respect to some matters in an action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. The provisions of this
Section 3 are in addition to, and not by way of limitation of, the provisions of Sections 1 and 2 of this Article IX.

       Section 4. Actions by or in the Right of the Corporation. In the case of any action, suit or proceeding by or in the right of the Corporation: (a) no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses as the Court of Chancery or such other court shall deem proper; and (b) indemnification shall extend only to expenses and specifically shall not extend to any liability.

       Section 5. Advances of Expenses. Advances against expenses may be made by the Corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted. Expenses actually and reasonably incurred by a person in defending any action, suit or proceeding in which such person is involved as a party or otherwise by reason of such person's having been or being a Qualifying Person or in any action, suit or proceeding brought by such person to enforce a right to indemnification or to advancement of expenses hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified by the Corporation.

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       Section 6. Applicability. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to hold the office entitling him to indemnification hereunder and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article IX shall not be construed to authorize indemnification in any case or for any liability or expense where such indemnification would not be lawful. This Article IX shall be applicable to actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

       Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a Qualifying Person, or on behalf of any person connected with the business of the Corporation, against all liability and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not such person may have a right to be indemnified by the Corporation against such liability and expenses under this Article IX.

       Section 8. Certain Definitions. For the purposes of this Article IX: (a) "expenses" includes, but is not limited to, fees and disbursements of legal counsel; (b) "liability" includes amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (c) "action, suit or proceeding" (unless otherwise limited) includes every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative or investigative, and any appeal relating thereto, and any reasonable apprehension or threat of any such action, suit or proceeding; (d) references to "other enterprises" includes employee benefit plans, references to "fines" includes any excise taxes assessed on a person with respect to any employee benefit plan, references to "serving at the request of the Corporation" includes any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation;" (e) "Qualifying Person" means a person who was or is (i) a director of the Corporation or (ii) an officer of the Corporation or (iii) a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation simultaneously with holding office as a director or officer of the Corporation; and (f) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in the proviso clauses of the first sentences of Sections 1 and 3 of this Article IX.

                                   ARTICLE X

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION


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       The Corporation reserves the right to amend, alter, restate, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights, preferences, privileges and powers conferred in this Certificate of Incorporation on stockholders, directors, officers or any other persons are subject to the rights reserved in this Article X.


                                   ARTICLE XI

                           BUSINESS COMBINATIONS WITH
                             INTERESTED STOCKHOLDERS

       The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

                                  ARTICLE XII

                                  INCORPORATOR

       The name and mailing address of the Incorporator are as follows:

                              Patrick H. McCaffery
                             c/o Covington & Burling
                          1201 Pennsylvania Avenue, NW
                              Washington, DC 20004


       I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this SEVENTH day of July, 2003.



                                        /s/ Patrick H. McCaffery
                                        -------------------------
                                        Patrick H. McCaffery
                                        Sole Incorporator


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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           JLG ACQUISITION CORPORATION



         JLG Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

       "The name of the Corporation is JLG OmniQuip, Inc."

SECOND: This Certificate of Amendment (the "Certificate") was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Vice President and Assistant Secretary, this FIRST day of August, 2003.



                                            JLG ACQUISITION CORPORATION

                                            By: /s/ Thomas D. Singer
                                                ------------------------------
                                            Name:  Thomas D. Singer
                                            Title: Vice President/Assistant
                                                   Secretary